EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-115411) pertaining to the Greenhill & Co., Inc. Equity Incentive Plan of Greenhill & Co., Inc. and subsidiaries of our report dated January 27, 2005, with respect to the consolidated financial statements of Greenhill & Co., Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young, LLP

New York, New York
March 10, 2005

E-8